UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report: October 7, 2010

CINCINNATI BELL INC.

(Exact Name of Registrant as Specified in its Charter)

Ohio	001-8519	31-1056105
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

221 East Fourth Street

Cincinnati, OH 45202

(Address of Principal Executive Office)

Registrant’s telephone number, including area code: (513) 397-9900

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 – OTHER EVENTS

On October 7, 2010, Cincinnati Bell Inc. issued a press release announcing that it has priced a public offering of $500 million aggregate principal amount of 8 3/8% Senior Notes due 2020 (the “Notes”) at par. A copy of the press release is attached hereto as Exhibit 99.1.

The Notes will bear interest at a rate of 8 3/8 percent per annum, payable semi-annually on April 15 and October 15 of each year, and the first interest payment date will be April 15, 2011. The company intends to use the net proceeds from the sale of the Notes to repay outstanding borrowings under its senior credit facilities and to pay related fees and expenses.

ITEM 9.01 – FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

Exhibit No.	Description

99.1	Press Release dated October 7, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CINCINNATI BELL INC.

Date: October 7, 2010	By:	/s/ Christopher J. Wilson
Christopher J. Wilson
Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated October 7, 2010.